UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2017

Patriot National, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida

(Address of Principal Executive Offices)

(954) 670-2900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Patriot National, Inc. (the “Company”) announced today that it has reached an agreement in principle with its secured lenders to recapitalize the Company. Under the terms of the agreement, the Company anticipates that it will reduce its debt, significantly improve its liquidity and financial condition, and improve its ability to service its customers.

On November 28, 2017, the Company entered into a restructuring support agreement (the “RSA”) with the lenders under its Financing Agreement, dated as of November 9, 2016, with and among Cerberus Business Finance, LLC, as the collateral agent and administrative agent, and certain funds and accounts managed by each of Cerberus Business Finance, LLC and its affiliates and TCW Asset Management Company LLC, as the lenders party thereto (the “Lenders”) (the “Credit Agreement,” and the claims and other obligations arising thereunder, the “Lender Claims.”). The RSA contemplates that the Company and its direct and indirect U.S.-based subsidiaries will file voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to implement the recapitalization in accordance with the RSA and the term sheet for a plan of reorganization attached thereto as Exhibit A (the “Term Sheet”).

Pursuant to the terms of the RSA and definitive documentation to be negotiated, the Lenders will provide the Company with debtor-in-possession (“DIP”) financing and use of cash collateral to permit the Company to continue its operations during the Chapter 11 cases and pending completion of a comprehensive reorganization to be implemented pursuant to a Chapter 11 plan of reorganization (the “Plan”) for the Company and each of its direct and indirect subsidiaries that are debtors in the Chapter 11 cases (the “Subsidiary Debtors”).

The Company expects that it will continue to operate its business in the ordinary course and the Chapter 11 filing is not expected to have a meaningful impact on the Company’s day-to-day operations. Specifically, the Company intends to continue to provide the same level of service to all of its carrier customers in accordance with the terms of the current agreements. Furthermore, it is anticipated that all commissions due to brokers who commit to continue their business relationships with the Company will be paid in the ordinary course of business or in full under the Plan. The Company expects the reorganization, which is subject to the completion of definitive documentation and regulatory approval, to be completed early in the second quarter of 2018.

The RSA, together with the Term Sheet and the other documents described therein, sets forth the material terms of the Plan. Pursuant to the Plan, all of the issued and outstanding equity interests in the Company and each of the Subsidiary Debtors will be extinguished, and the Lenders (or their designees) will receive 100% of the newly issued equity interests in Reorganized Patriot National, Inc. (“Reorganized Patriot National, Inc.”) and each of the Reorganized Subsidiary Debtors (the “Reorganized Subsidiary Debtors”) on account of a portion of the Lender Claims. After giving effect to the transactions contemplated by the Plan, the Company and its direct and indirect subsidiaries will be owned and controlled by funds and accounts managed by Cerberus Business Finance, LLC and its affiliates and TCW Asset Management Company LLC.

Pursuant to the terms of the RSA and the Term Sheet, the holders of claims and interests would receive the following treatment under the proposed Plan:

•	Holders of claims arising under any debtor in possession financing facility, administrative expense claims, and priority tax claims will not be classified and will be paid in full in cash on the effective date of the Plan (the “Effective Date”);

•	Holders of priority claims will be paid in full in cash on the Effective Date of the Plan, will be unimpaired, and thus will be conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Holders of priority claims will not be entitled to vote on the Plan;

•	Holders of Lender Claims will receive their pro rata share of each of (a) the newly issued equity interests in Reorganized Patriot National, Inc. and each of the Reorganized Subsidiary Debtors, (b) a new term loan facility, and (c) their pro rata share of the cash pool distributed by the liquidating trustee in accordance with the liquidating trust proceeds waterfall, and such holders will be entitled to vote to accept or reject the Plan;

•	Holders of other secured claims shall receive either (a) payment in full in cash of the unpaid allowed amount of their other secured claims (as determined by settlement or order of the Bankruptcy Court), or (b) such other recovery that results in the non-impairment of the other secured claims in accordance with Section 1124 of the Bankruptcy Code, and such holders will be deemed to have accepted the Plan;

•	Holders of certain continuing vendor claims and continuing retail agent claims who agree to certain terms, including the continuation of their business relationship with the reorganized Company, will be paid in full either (a) in the ordinary course of business in accordance with any invoice, contract or other agreement governing the terms of such payment, or (b) if such amounts are overdue as of the Effective Date, on the Effective Date of the Plan, and such holders will be deemed to have accepted the Plan;

•	Holders of general unsecured claims and claims subject to subordination under Section 510(b) of the Bankruptcy Code shall be entitled to receive their pro rata share of the cash pool distributed by the liquidating trustee in accordance with the liquidating trust proceeds waterfall, and such holders will be entitled to vote to accept or reject the Plan;

•	Holders of existing intercompany claims shall not receive any distribution or retain any property under the Plan on account of such claims and all such claims shall be cancelled, and such holders will be deemed to have rejected the Plan; and

•	Holders of equity interests in the Company or any of the Subsidiary Debtors will not receive or retain any property on account of such equity interests, and such holders will be deemed to have rejected the Plan.

The RSA contains certain covenants on the part of the Company and the Lenders, including that the Lenders will vote in favor of the Plan and otherwise facilitate the restructuring transactions contemplated by the Term Sheet, in each case subject to certain terms and conditions in the RSA. Under the RSA, the Company has agreed, among other things, to (i) complete all filings contemplated by the Plan in accordance with the timelines set forth in the RSA, (ii) continue to operate its business without material change during the Plan period, (iii) support and take all reasonable actions necessary to facilitate the Plan and the transactions contemplated thereby, (iv) use commercially reasonable efforts to obtain any and all regulatory and/or third party approvals necessary to consummate the Plan, (v) provide reasonable access to the Company’s books and records, and (vi) take no actions inconsistent with the RSA. The consummation of the Plan will be subject to customary conditions and other requirements.

The RSA may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to the filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the RSA. There can be no assurance that the transactions contemplated by the RSA and the Term Sheet will be consummated in a timely manner, or at all.

The information contained in the RSA, including the Term Sheet, and this Form 8-K are for informational purposes only and do not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor do they constitute a solicitation of consent from any persons with respect to the treatment of any claims or interests under the Plan or any of the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Plan on the occurrence of its Effective Date following confirmation by the Bankruptcy Court, there can be no assurance that the Company will be successful in completing the restructuring. Security holders are urged to read the disclosure materials, including the disclosure statement, if and when they become available, because they will contain important information regarding the restructuring.

The description of the RSA (including the Term Sheet attached thereto) set forth herein is qualified by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Forward Looking Statements

This report may include statements that may be deemed to be forward-looking statements, including statements regarding the impact of the reorganization on our business and ongoing operations, our ability to continue to provide services to our customers and pay commissions to our brokers, the timing of completion and regulatory approval with respect to the reorganization, and our future financial condition. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including our ability to successfully consummate the reorganization, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this report. Any forward-looking statement that we may make in this report speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of November 28, 2017, by and among Patriot National, Inc., Cerberus Business Finance, LLC and the holders of lender claims thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

By:	/s/ Gex F. Richardson
Name:	Gex F. Richardson
Title:	General Counsel and EVP of Administration

Date: November 28, 2017